SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 1, 2005
SYMANTEC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-17781 (Commission File Number)	77-0181864 (IRS Employer Identification No.)

20330 Stevens Creek Blvd., Cupertino, California (Address of principal executive offices)	95014 (Zip Code)
Registrant’s telephone number, including area code (408) 517-8000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On September 1, 2005, Symantec Corporation (“Symantec”) adopted new FY06 Executive Incentive Plans and FY06 Executive Supplemental Incentive Plans to reflect the combined company’s revenue and earnings per share growth targets following Symantec’s acquisition of VERITAS Software Corporation on July 2, 2005. These plans replace substantially similar plans that were adopted earlier in the current fiscal year.
Under the terms of the new FY06 Executive Incentive Plans, Symantec’s executive officers are eligible to receive performance-based incentive bonuses at the end of the fiscal year with target payouts ranging from 40% to 125% of their annual base salaries. The actual bonus amounts for all executive officers other than Symantec’s Vice President of Finance and Chief Accounting Officer are subject to the following metrics and weighting: (a) achievement of targeted revenue growth of the combined company (50% weighting); and (b) achievement of targeted earnings per share growth of the combined company (50% weighting). The bonus amount for Symantec’s Vice President of Finance and Chief Accounting Officer is subject to an individual objectives metric (30% weighting) in addition to the revenue and earnings per share metrics described above (weighted at 35% each). The measurement period for targeted revenue and earnings per share growth is the nine month period ending on March 31, 2006.
Under the terms of the new FY06 Executive Supplemental Incentive Plans, certain executive officers who were executive officers of Symantec prior to the acquisition of VERITAS are eligible to receive performance-based incentive bonuses equivalent to the bonuses payable under, and upon terms substantially similar to, Symantec’s new FY06 Executive Incentive Plans. Symantec’s chief executive officer is not eligible to participate under the FY06 Executive Supplemental Incentive Plan. The supplemental incentive bonuses will be in addition to the incentive bonuses payable under the new FY06 Executive Incentive Plans. The target payouts under the supplemental incentive plans are 40% to 100% of a participant’s annual base salary. The plans do not include minimum guaranteed payments except for John Schwarz, President, in the amount of $1.5 million and Thomas Kendra, Senior Vice President World Wide Sales, in the amount of $750,000. In addition, the supplemental incentive bonus may be increased up to a maximum of 50% of the calculated bonus amount for any participant, based on the executive officer’s impact on and contributions to the integration of Symantec and VERITAS.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYMANTEC CORPORATION
Date: September 7, 2005	/s/ Arthur F. Courville
Arthur F. Courville
Senior Vice President, Corporate Legal Affairs and Secretary